UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2013

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective June 18, 2013, Ernst & Young LLP (“E&Y”) was dismissed as the independent registered public accounting firm that audits the financial statements of Cyclacel Pharmaceuticals, Inc. (the “Company”).

At the recommendation of the Audit Committee of the board of directors, effective June 18, 2013, the Company’s board of directors engaged McGladrey LLP (“McGladrey”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2013.

E&Y’s audit reports on the Company’s financial statements for the years ended December 31, 2011 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the date of this Current Report on Form 8-K, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter thereof in connection with its report.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the date of this Report, neither the Company nor anyone acting on its behalf consulted McGladrey regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has provided E&Y with a copy of this Report prior to the filing hereof and has requested that E&Y furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the statements made by the Company in this Report. E&Y has furnished such letter, which letter is filed as Exhibit 99.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 24, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: June 24, 2013

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